_________________________________________________________________________


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                             ________________

                                 Form S-8

                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                              _______________


                            STRYKER CORPORATION
          (Exact name of registrant as specified in its charter)


              Michigan                           38-1239739
   (State or other jurisdiction of            (I.R.S. Employer
    incorporation or organization           Identification No.)

 P.O. Box 4085, Kalamazoo, Michigan              49003-4085
   (Address of principal executive               (Zip Code)
              offices)


                          1998 STOCK OPTION PLAN

                         (Full title of the Plan)

                              _______________

                             DAVID J. SIMPSON
           Vice President, Chief Financial Officer and Secretary

                            Stryker Corporation
              P.O. Box 4085, Kalamazoo, Michigan  49003-4085
                  (Name and address of agent for service)

                              (616) 385-2600
       (Telephone number, including area code, of agent for service)
                              _______________



                      CALCULATION OF REGISTRATION FEE


   Title of       Amount       Proposed        Proposed        Amount of
Securities to     to be         Maximum         Maximum      Registration
be registered   Registered  Offering Price     Aggregate          Fee
                               Per Share    Offering Price
                                  (1)             (1)

Common Stock,
par value $.10  10,000,000      $60.125      $601,250,000      $167,148
  per share       shares


(1) Estimated solely for the purpose of calculating the registration fee based upon the average high and low price of the Common Stock on May 6, 1999 as reported on the New York Stock Exchange-Composite Transactions.



                                  Part II

Item 3.  Incorporation of Documents by Reference
_______  _______________________________________

     The following documents, descriptions, amendments and reports filed with the Securities and Exchange Commission (the "Commission") by Stryker Corporation ("Stryker" or the "Company") are incorporated by reference into this Registration Statement:

          (a) Stryker's Annual Report on Form 10-K for the year ended December 31, 1998;

          (b) All other reports filed by Stryker pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998; and

          (c) The description of the Stryker Common Stock contained in the Registration Statement on Form 8-A filed with the Commission under the Exchange Act on July 1, 1997 and in any amendment or report filed by Stryker for the purpose of updating such description.

     All documents subsequently filed by Stryker pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered pursuant hereto have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
_______  _________________________

          Not Applicable.

Item 5.  Interests of Named Experts and Counsel
_______  ______________________________________

          Not Applicable.

Item 6.  Indemnification of Directors and Officers
_______  _________________________________________

     The following is a brief summary of certain indemnification provisions of the Michigan Business Corporation Act (the "MBCA") and the Company's Restated Articles of Incorporation (the "Restated Articles") and By-Laws. The summary is qualified in its entirety by reference to the provisions of MBCA, the Restated Articles and the By-Laws.

     The MBCA permits a Michigan corporation to include in its articles of incorporation a provision that a director is not personally liable to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty of care under certain circumstances. The Company's Restated Articles provide that the personal liability of the Company's directors to the Company and its stockholders shall be limited and eliminated to the full extent authorized or permitted under the MBCA as from time to time in effect, thus automatically incorporating any future revisions of the MBCA with respect to director liability without the necessity of any further action by the Company's stockholders.

     In general, the MBCA allows a corporation to indemnify its directors and officers if the director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company or its shareholders and with respect to any criminal action or proceeding, had no reason to believe his or her conduct was unlawful. The Company's By-Laws provide for the Company to indemnify, to the full extent authorized by law, any person who is made, or threatened to be made, a party in any civil, criminal, administrative or investigative proceeding by reason of the fact that such person is or was a director or officer of the Company or served another corporation at the request of the Company. Such indemnification could include liabilities arising under the Securities Act.

     The Company has a directors and officers liability insurance policy designed to reimburse the Company, subject to certain exclusions, for payments made pursuant to the indemnification provisions set forth above. After certain deductibles, such policy covers up to $75,000,000 of losses in any year.

Item 7.  Exemption from Registration Claimed
_______  ___________________________________

          Not Applicable.

Item 8.  Exhibits
_______  ________

4.  Instruments defining the rights of security holders.

             (i) Restated Articles of Incorporation of Stryker and amendment thereto dated December 28, 1993 - incorporated by reference to Exhibit No. 3(i) to Stryker's Annual Report on Form 10-K for the year ended December 31, 1993.

           (ii) By-Laws - incorporated by reference to Exhibit No. 3(ii) to Stryker's Quarterly Report on Form 10-Q for the quarter ended June 30, 1988.

5.  Opinion re legality.

            Opinion of Whitman Breed Abbott & Morgan, including the consent of such counsel.

23.  Consents of experts and counsel.

           (i)  Consent of Ernst & Young LLP.

          (ii) The consent of Whitman Breed Abbott & Morgan is contained in the opinion filed as Exhibit 5 of this Registration Statement.

24.  Powers of Attorney.

          Included in Part II of this Registration Statement

99.  Additional Exhibits.

          (i) 1998 Stock Option Plan - incorporated by reference to Exhibit No. 10(i) to Stryker's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.


Item 9.  Undertakings
_______  ____________

          Stryker hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Stryker pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Stryker hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Stryker's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Stryker, Stryker has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Stryker of expenses incurred or paid by a director, officer or controlling person of Stryker in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Stryker will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Stryker Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalamazoo, State of Michigan, on April 28, 1999.

                                   STRYKER CORPORATION

                                   By:  /s/JOHN W. BROWN
                                        ________________________________
                                        John W. Brown,
                                        Chairman of the Board, President
                                        and Chief Executive Officer


                             POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints John W. Brown and David J. Simpson, and each of them, with full power of substitution and resubstitution, as attorneys or attorney to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file with the Securities and Exchange Commission the same, with all exhibits thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and confirming all that said attorneys, and any of them and any such substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 28, 1999.

     Signature                          Title
     _________                          _____

/s/ JOHN W. BROWN                   Chairman of the Board, President
______________________________       and Chief Executive Officer
John W. Brown                        (Principal Executive Officer)

/s/ DAVID J. SIMPSON                Vice President, Chief Financial
______________________________       Officer and Secretary (Principal
David J. Simpson                     Financial Officer)

/s/ DEAN H. BERGY                   Vice President, Finance (Principal
______________________________       Accounting Officer)
Dean H. Bergy

/s/ HOWARD E. COX, JR.              Director
______________________________
Howard E. Cox, Jr.

/s/ DONALD M. ENGELMAN              Director
______________________________
Donald M. Engelman

/s/ JEROME H. GROSSMAN              Director
______________________________
Jerome H. Grossman

/s/ JOHN S. LILLARD                 Director
______________________________
John S. Lillard

/s/ WILLIAM U. PARFET               Director
______________________________
William U. Parfet

/s/ RONDA E. STRYKER                Director
______________________________
Ronda E. Stryker



                               EXHIBIT INDEX



Exhibit
Number
________


4.   Instruments defining the rights of security holders.

                   (i) Restated Articles of Incorporation and amendment thereto dated December 28, 1993 - incorporated by reference to Exhibit No. 3(i) to Stryker's Annual Report on Form 10-K for the year ended December 31, 1993.

                (ii) By-Laws - incorporated by reference to Exhibit No. 3(ii) to Stryker's Quarterly Report on Form
          10-Q for the quarter ended June 30, 1988.

5.   Opinion re legality.

          Opinion of Whitman Breed Abbott & Morgan including consent of such counsel.

23.  Consents of experts and counsel.

               (i) Consent of Ernst & Young LLP.

              (ii) The consent of Whitman Breed Abbott & Morgan is contained in the opinion filed as Exhibit 5 to this Registration Statement.

24.  Powers of Attorney.

          Included in Part II of this Registration Statement

99.  Additional Exhibits.

              (i) 1998 Stock Option Plan - incorporated by reference to Exhibit No. 10(i) to Stryker's Quarterly
          Report on Form 10-Q for the quarter ended March 31, 1998.




                                                            Exhibit 5



                                   May 5, 1999

Stryker Corporation
P.O. Box 4085
Kalamazoo, Michigan  49003-4085

Dear Sirs:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to be filed by Stryker Corporation, a Michigan corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement covers 10,000,000 shares (the "Shares") of the Company's Common Stock, par value $.10 per share, to be issued and sold by the Company upon the exercise of options granted pursuant to the Company's 1998 Stock Option Plan (the "Plan").
     We have examined the originals or certified photostatic or facsimile copies of such records and other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the legal capacity of all natural persons, genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.
     Based upon our examination mentioned above, subject to the assumption and qualifications stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that, upon issuance of the Shares in accordance with the provisions of the Plan, the Shares will have been validly issued and will be fully paid and nonassessable.
     We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.
                              Very truly yours,
                              /s/ WHITMAN BREED ABBOTT & MORGAN



               Exhibit 23 - Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Stock Option Plan of Stryker Corporation of our reports dated February 9, 1999, with respect to the consolidated financial statements of Stryker Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young LLP


Kalamazoo, Michigan
May 7, 1999